                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

            MORGAN STANLEY EMERGING MARKETS DOMESTIC DEBT FUND, INC.
             (Exact name of registrant as specified in its charter)

             MARYLAND                                   20-8359088
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

1221 AVENUE OF THE AMERICAS NEW YORK, NEW YORK                      10020
   (Address of principal executive offices)                       (Zip Code)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-140328.

       Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class                            Name of Each Exchange on Which
to be so Registered:                         Each Class is to be so Registered:
-------------------                          ---------------------------------

Shares of Common Stock,
par value $0.01 per share                      New York Stock Exchange, Inc.

       Securities to be registered pursuant to Section 12(g) of the Act:

                                      NONE

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A description of the shares of common stock, $0.01 par value, of Morgan Stanley
Emerging Markets Domestic Debt Fund, Inc. (the "Fund") to be registered hereunder is set forth in the section entitled "Description of Shares" in the
Prospectus included in an amendment to the Fund's Registration Statement on Form
N-2, which registration statement was filed under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, on March 21, 2007
(File Nos. 333-140328; 811-22011), respectively, which description is incorporated herein by reference.

ITEM 2.  EXHIBITS

Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   MORGAN STANLEY EMERGING MARKETS
                                   DOMESTIC DEBT FUND, INC.

Date: April 20, 2007               By: /s/ Ronald E. Robison
                                       -----------------------------------------
                                       Ronald E. Robison
                                       President and Principal Executive Officer